EXHIBIT 32

CERTIFICATION PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Stewart E. McClure, Jr. and William S. Burns hereby jointly certify as follows:

They are the Chief Executive Officer and the Chief Financial Officer, respectively, of Somerset Hills Bancorp (the “Company”);

To the best of their knowledge, the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 (the “Report”) complies in all material respects with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

To the best of their knowledge, based upon a review of the Report, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/ Stewart E. McClure, Jr.
 Stewart E. McClure, Jr.
 President, Chief Executive Officer
 and Chief Operating Officer

Date: March 20, 2012

By: /s/ William S. Burns
 William S. Burns
 Executive Vice President
 and Chief Financial Officer

Date: March 20, 2012

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